                                                                    EXHIBIT 23.1



                    [ADELMAN KATZ AND MOND, LLP LETTERHEAD]

                        CONSENT OF INDEPENDENT AUDITORS


To the Board of Directors
Long Distance Direct Holdings, Inc.

We hereby consent to the incorporation by reference in the Company's Registration Statement on Form S-8 (Registration No. 333-09579) of our report dated March 21, 1997, which includes an explanatory paragraph raising substantial doubt about the Company's ability to continue as a going concern, appearing in the Annual Report on Form 10-KSB of Long Distance Direct Holdings, Inc. as of December 31, 1996 and 1995 and for each of the years in the three-year period ended December 31, 1996.

                                                ADELMAN KATZ AND MOND, LLP

New York, NY
March 31, 1997

                                  EXHIBIT 23.1